ALLSPRING FUNDS TRUST
SHAREHOLDER SERVICING PLAN

WHEREAS, Allspring Funds Trust (the “Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to adopt a shareholder servicing plan (the “Plan”) on behalf of the class or classes of shares (each a “Class” and, collectively, the “Classes”) of the series of the Trust (each a “Fund” and, collectively, the “Funds”) listed in Appendix A, as it may be amended from time to time, and the Trust’s Board of Trustees (the “Board”), including a majority of the Qualified Trustees (as defined below), has determined that there is a reasonable likelihood that adoption of the Plan will benefit each Class and its shareholders;

NOW THEREFORE, each Fund hereby adopts the Plan on behalf of each Class on the following terms and conditions:

Section 1.
The Trust, on behalf of each Class, may execute and deliver written agreements based substantially on the form attached hereto as Appendix B or on any other form duly approved by the Board (the “Servicing Agreement”) with the Trust’s distributor, administrator and adviser, or any of their affiliates (the “Servicing Agents”) to provide or engage other entities to provide certain shareholder services as set forth in Schedule II of the Servicing Agreement (the “Services”) to beneficial owners of the Fund’s shares (the “Clients”).  The Servicing Agents may execute and deliver written, third-party agreements with banks, investment advisers, and other financial institutions, that are holders of record or have a servicing relationship with Clients (the “Intermediaries”), based substantially on the form duly approved by the Board, attached hereto as Appendix C, (the “Administrative and Shareholder Services Agreement”) to provide the Services to their Clients or otherwise meeting the standards set forth in the Servicing Agreement.  A Servicing Agent may execute and deliver written, third-party agreements with broker-dealers that are holders of record or have a servicing relationship with Clients, based substantially on the form duly approved by the Board under the Distribution Plan.  Pursuant to the Servicing Agreement, the Servicing Agents shall provide the Services in consideration of a fee payable from the assets of each Class, computed monthly in the manner set forth in the respective Fund’s then current prospectus, at the annual rates set forth in Appendix A.  All of the expenses incurred by a Class in connection with a Servicing Agreement and the implementation of the Plan shall be borne entirely by the shareholders of that Class.  The Servicing Agents shall monitor the arrangements pertaining to the Administrative and Shareholder Services Agreement.

Section 2.
The Plan shall be effective with respect to each Class: (a) on the date upon which the Plan is approved for such Class by vote of a majority of the trustees of the Trust (the “Trustees”), including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan for such Class; or (b) on the date the Class commences operations, if such date is later.

1

Section 3.
Unless earlier terminated, the Plan shall continue in effect for a period of one year from its effective date and shall continue thereafter for successive annual periods, provided that such Plan is reapproved at least annually, with respect to a Class by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such reapproval.

Section 4.
So long as the Plan is in effect, the Trust shall provide, or shall cause the Trust’s administrator to provide, to the Board, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

Section 5.
The Plan may be amended at any time with respect to a Class by the Trustees, provided that any material amendment of the terms of the Plan (including a material increase of the fee payable hereunder) shall become effective only upon the approvals set forth in Section 3.

Section 6.
The Plan may be terminated with respect to any Class at any time by vote of a majority of the Qualified Trustees.

Section 7.
While the Plan is in effect, the selection and nomination of Trustees who are not interested persons of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

Section 8.
Notwithstanding anything herein to the contrary, no Fund or Class shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Section 9.
The Trust shall preserve copies of the Plan, each Servicing Agreement, and each written report presented to the Board pursuant to Section 1 hereof, for a period of not less than six years from the date of the Plan, Servicing Agreement or report, as the case may be, the first two years in an easily accessible place.

Section 10.
The provisions of the Plan are severable for each Class, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each such affected Class.

Section 11.
As used in the Plan, (a) the term “interested person” shall have the meaning given it in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term “Qualified Trustees” shall mean the Trustees who (i) are not “interested persons” of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in any Servicing Agreement.

Section 12.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be

2

resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Amended: December 16, 2021

3

APPENDIX A

SHAREHOLDER SERVICING PLAN
ALLSPRING FUNDS TRUST

Funds Trust Funds and Share Classes	Maximum Shareholder Servicing Fee
Absolute Return Fund Class A Class C	0.25 0.25
Asset Allocation Fund Class A Class C Administrator Class	0.25 0.25 0.25
California Limited-Term Tax-Free Fund Class A	0.25
California Tax-Free Fund Class A Class C	0.25 0.25
Common Stock Fund Class A	0.25
Core Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Core Plus Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Disciplined Small Cap Fund Class A	0.25
Disciplined U.S. Core Fund Class A Class C	0.25 0.25
Diversified Capital Builder Fund Class A Class C	0.25 0.25
Diversified Income Builder Fund Class A Class C	0.25 0.25
Emerging Growth Fund Class A	0.25
Emerging Markets Equity Fund Class A	0.25
Emerging Markets Equity Advantage Fund Class A	0.25

1

Funds Trust Funds and Share Classes	Maximum Shareholder Servicing Fee
Government Money Market Fund Class A Administrator Class Service Class Sweep Class	0.25 0.10 0.25 0.25
Government Securities Fund Class A	0.25
Growth Fund Class A Administrator Class	0.25 0.25
High Yield Bond Fund Class A	0.25
High Yield Municipal Bond Fund Class A Class C	0.25 0.25
Income Plus Fund Class A	0.25
Index Asset Allocation Fund Class A Class C Administrator Class	0.25 0.25 0.25
Index Fund Class A Class C Administrator Class	0.25 0.25 0.10
Innovation Fund[1] Class A	0.25
Intermediate Tax/AMT-Free Fund Class A Class C	0.25 0.25
International Equity Fund Class A	0.25
Large Cap Core Fund Class A Class C	0.25 0.25
Large Cap Growth Fund Class A Administrator Class	0.25 0.25
Large Cap Value Fund Class A	0.25
Mid Cap Growth Fund Class A	0.25
Minnesota Tax-Free Fund Class A	0.25

On August 18, 2026, the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Innovation Fund into the Allspring Mid Cap Growth Fund effective on or about February 19, 2027.

Funds Trust Funds and Share Classes	Maximum Shareholder Servicing Fee
Money Market Fund Class A Class C Service Class	0.25 0.25 0.25
Municipal Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
National Tax-Free Money Market Fund Administrator Class Service Class	0.10 0.25
Opportunity Fund Class A Administrator Class	0.25 0.25
Pennsylvania Tax-Free Fund Class A	0.25
Precious Metals Fund Class A Class C	0.25 0.25
Premier Large Company Growth Fund Class A Administrator Class	0.25 0.25
Real Return Fund Class A	0.25
Short Duration Government Bond Fund Class A	0.25
Short-Term Bond Plus Fund Class A	0.25
Short-Term High Income Fund Class A Class C	0.25 0.25
Short-Term Municipal Bond Fund Class A Class C	0.25 0.25
Small Company Growth Fund Class A	0.25
Small Company Value Fund Class A	0.25
SMID Cap Growth Fund Class A Administrator Class	0.25 0.25
Special Global Small Cap Fund Class A	0.25
Special International Small Cap Fund Class A	0.25

3

Funds Trust Funds and Share Classes	Maximum Shareholder Servicing Fee
Special Large Cap Value Fund Class A Administrator Class	0.25 0.25
Special Mid Cap Value Fund Class A Class C Administrator Class	0.25 0.25 0.25
Special Small Cap Value Fund Class A Administrator Class	0.25 0.25
Spectrum Aggressive Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Spectrum Conservative Growth Fund Class A Class C	0.25 0.25
Spectrum Growth Fund Class A Class C	0.25 0.25
Spectrum Income Allocation Fund Class A Class C	0.25 0.25
Spectrum Moderate Growth Fund Class A Class C	0.25 0.25
Strategic Municipal Bond Fund Class A Class C	0.25 0.25
Treasury Plus Money Market Fund Class A Administrator Class Service Class	0.25 0.10 0.25
Ultra Short-Term Income Fund Class A Class A2	0.25 0.15[2]
Ultra Short-Term Municipal Income Fund Class A Class A2	0.25 0.15[3]

2
On February 23, 2022 the Board of Trustees of Allspring Funds Trust were notified of the reduction to the shareholder servicing fee charged to Class A2 for the Ultra Short-Term Income Fund.  Effective on or about April 1, 2022 the fee charged will be reduced from 0.25 to 0.15 but the contractual maximum will remain 0.25.

On February 23, 2022 the Board of Trustees of Allspring Funds Trust were notified of the reduction to the shareholder servicing fee charged to Class A2 for the Ultra Short-Term Municipal Income Fund.  Effective on or about April 1, 2022 the fee charged will be reduced from 0.25 to 0.15 but the contractual maximum will remain 0.25.

Funds Trust Funds and Share Classes	Maximum Shareholder Servicing Fee
Utility & Telecommunications Fund Class A	0.25
Wisconsin Tax-Free Fund Class A	0.25
100% Treasury Money Market Fund Administrator Class Advisor Class Service Class Sweep Class	0.10 0.17[4] 0.25 0.25

Fees payable to a Servicing Agent are expressed as a percentage of the average daily net asset value of the shares of the specified class of the particular Fund beneficially owned by or attributable to clients of the Servicing Agent.

Appendix A amended: August 18, 2026

The foregoing fee schedule is agreed to as of August 18, 2026 and shall remain in effect until changed in writing by the parties.

ALLSPRING FUNDS TRUST

By: /s/ Matthew Prasse
Matthew Prasse
Secretary
ALLSPRING FUNDS MANAGEMENT, LLC

By: /s/ John Kenney
John Kenney
President

4
The Fund’s shareholder servicing plan authorizes the Advisor Class shares to charge a maximum of 0.25% in shareholder servicing fees, but the Advisor Class shares will not charge greater than 0.17% for shareholder servicing without prior approval by the Board of Trustees.